AMENDMENT TO EMPLOYMENT AGREEMENT This Amendment to Employment Agreement (this “Amendment”) is entered into by and between We Work Management LLC (the “Company”) and Jared DeMatteis (“Executive”) as of _______________________, 2021. WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated January 29, 2021 (the “Employment Agreement”); and WHEREAS, the Company and the Executive wish to amend the Employment Agreement as provided in this Amendment. NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Executive hereto agree as follows: 1. Salary. The first sentence of Section 3 of the Employment Agreement is amended and restated in its entirety to read as follows: “Effective as of July 1, 2021, Company shall pay Executive an annual base salary of $650,000, paid in installments in accordance with the Company’s regular payroll practices (“Base Salary”).” 2. Bonus. The second sentence of Section 4 of the Employment Agreement is amended and restated in its entirety to read as follows: “The target amount of Executive’s Annual Bonus will be increased to 100% of Executive’s annual Base Salary (“Target Bonus”) as of July 1, 2021, and the maximum Annual Bonus payable for any calendar year is 150% of the Target Bonus; for the avoidance of doubt, Executive’s Target Bonus for 2021 is $550,000 and for any future calendar years is 100% of his then-current annual Base Salary.” 3. No Other Changes. Except as expressly amended by this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above. WE WORK MANAGEMENT LLC JARED DEMATTEIS By: Maral Kazanjian Title: Chief People Officer Date: Exhibit 10.19